Exhibit 99.2

TUNGSTEN CORP.

Pro-Forma Combined Financial Statements

TUNGSTEN CORP.
INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma combined financial statements give effect to the acquisition of Nevada Tungsten Holdings Ltd. (called “Target”) by Tungsten Corp. (called “TC”).

By Share Exchange Agreement dated February 28, 2013, TC, a public corporation incorporated in Nevada on June 5, 2008, acquired 100% of the issued and outstanding shares of Target, a private corporation incorporated in Nevada on October 30, 2012, in exchange for 3,000,000 shares of common stock of TC representing approximately 4% of its total issued and outstanding shares at the time (the “Exchange”).

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Exchange. The following pro forma combined balance sheet includes the balance sheets of TC as of October 31, 2012 and Target as of December 31, 2012, as if the acquisition of Target occurred on that date.

The pro forma combined balance sheet and statement of operations should be read in conjunction with the separate historical audited financial statements for both TC and Target, appearing elsewhere, as follows:

(i)	for TC, financial statements for the period ended October 31, 2012 and 2011, as filed recently in Form 10Q;

(ii)	for Target, audited financial statements for the period from inception (October 30, 2012) to December 31, 2012

The fiscal year ends of TC is January 31 and Target is December 31.  The pro forma balance sheet and earnings (loss) per share data of TC and Target are indicative of its combined financial position, had the acquisition occurred on December 31, 2012 for the combined balance sheet and the unaudited pro forma combined statements of operations assumes that the Exchange was consummated at the beginning of the period presented.

TUNGSTEN CORP.
PRO FORMA COMBINED BALANCE SHEET

	TC Oct. 31, 2012	Target Dec. 31, 2012		Pro-Forma Adjustments December 31, 2012	Pro-Forma Combined December 31, 2012
	(Note 2 - A)	(Note 2 - B)		(Note 2)
	$	$		$	$
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,930	$7,163	(F)	$500,000	$515,093
	7,930	7,163			515,093

Tungsten Claim	-	21,291		-	21,291

	$7,930	$28,454		$-	$536,384

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,850	$27,053		$-	$34,903
Due to related party	39,951	23,000		-	62,951
	47,801	50,053		-	97,854

STOCKHOLDERS' DEFICIT

CAPITAL STOCK
Authorized –
300,000,000 common shares $0.0001 par value;
71,000,000 issued and outstanding	6,600	1	(C)	300	7,100
			(D)	(1)
			(E)	200

ADDITIONAL PAID IN CAPITAL	43,400	-	(C)	(300)	453,030
			(D)	(89,870)
			(E)	499,800

RETAINED EARNINGS (DEFICIT)	(89,871)	(21,600)	(D)	89,871	(21,600)
	(39,871)	(21,599)		-	438,530
	$7,930	$28,454		$-	$536,384

The accompanying notes are an integral part of these pro forma financial statements

TUNGSTEN CORP.
PRO FORMA COMBINED STATEMENT OF OPERATIONS

	TC Nine Months October 31, 2012	Target Period December 31, 2012	Pro Forma
	(Note 2 - A)	(Note 2 - B)

Expenses and other items:
Exploration costs	$-	$20,391	$20,391
Legal and accounting	14,004	1,075	15,079
General and administrative	1,250	134	1,384

Total expenses and other items	15,254	21,600	36,854

Income before income taxes	(15,254)	(21,600)	(36,854)

Income tax	-	-	-

Net Loss	$(15,254)	$(21,600)	$(36,854)

Loss per Share – basic and diluted	$(0.00)	$(21,600)	$(0.00)

Shares used in calculating basic and diluted loss per share	66,000,000	1	71,000,000

The accompanying notes are an integral part of these pro forma financial statements

TUNGSTEN CORP.
PRO FORMA CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Share Exchange Transaction

On February 19, 2013, TC, a public shell company, entered into a share exchange agreement with Target, a private corporation, whereby 100% of the shares of Target were exchanged for 3,000,000 shares of TC common.

The unaudited Pro Forma Combined Balance Sheet represents the combined financial position of TC as of October 31, 2012 and Target as of December 31, 2012.

The unaudited Pro Forma Combined Statements of Operations represents the combined results of operations of TC for the nine months ended October 31, 2012 and Target for the period from inception to December 31, 2012.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet give effect to the acquisition of Target as if the transactions had occurred at the company’s respective balance sheet date of the most recent audit.

A.	Derived from the balance sheet of TC as of October 31, 2012 and the period then ended.

B.	Derived from the balance sheet of Target as of December 31, 2012 and the period then ended.

C.	Pro forma adjustment to reflect the issuance of 3,000,000 common shares of TC for 100% of outstanding shares of Target.

D.	To reclassify TC’s deficit and Target’s common stock as additional paid-in capital in connection with the accounting for a reverse acquisition.

E.	To record the concurrent private placement of 2,000,000 shares for cash proceeds of $500,000.